UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 31, 2024

PureCycle Technologies, Inc.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-40234	86-2293091
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

20 North Orange Avenue, Suite 106
Orlando, Florida		32801
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: 877 648-3565

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	PCT	The Nasdaq Stock Market LLC
Warrants, each exercisable for one share of common stock, $0.001 par value per share, at an exercise price of $11.50 per share	PCTTW	The Nasdaq Stock Market LLC
Units, each consisting of one share of common stock, $0.001 par value per share, and three quarters of one warrant	PCTTU	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On November 4, 2021, PureCycle Technologies, Inc. (the “Company”) filed a Current Report on Form 8-K (the “November 8-K”) announcing the appointment of a new Chief Financial Officer to replace Michael E. Dee (“Mr. Dee”), the Company’s previous Chief Financial Officer. On December 15, 2021, the Company filed an amendment to the November 8-K on a Current Report on Form 8-K/A (the “December 8-K” and, together with the November 8-K, the “Original 8-K”) announcing, among other things, its entry into a separation agreement (the “Separation Agreement”), effective December 11, 2021, with Mr. Dee, setting forth the terms of Mr. Dee’s separation from the Company as its Chief Financial Officer. This Form 8-K/A (this “Amendment”) is being filed for the purpose of detailing a modification to the terms of the Separation Agreement, and this Amendment should be read in conjunction with the Original 8-K.

Mr. Dee received consideration for the applicable releases contained in the Separation Agreement including the continuation of vesting of 666,667 service-based restricted shares (“Restricted Shares”), that were granted by the Company on July 8, 2021 and that remained outstanding as of the date of Mr. Dee’s separation from the Company, on the following schedule: (1) 333,334 Restricted Shares would become non-forfeitable on the Separation Date (as defined in the Original 8-K), and (2) 333,333 Restricted Shares would vest on the date on which the Company’s Ironton, Ohio plant became operational, as certified by Leidos in accordance with the Limited Offering Memorandum, dated September 23, 2020 (in connection with the bond offering by Southern Ohio Port Authority to PureCycle: Ohio LLC), provided if such Restricted Shares did not vest by 11:59 pm December 31, 2024, they would expire.

In consideration for Mr. Dee’s past service to the Company and in exchange for a payment by Mr. Dee of $620,000 in four equal payments on December 31, 2024, March 31, 2025, June 30, 2025 and September 30, 2025, the Compensation Committee of the Company’s Board of Directors has agreed to amend the Separation Agreement (“Separation Agreement Amendment”) to provide that the expiration of the final 333,333 Restricted Shares shall be extended to December 31, 2026, after which they will expire if the conditions for such vesting of the Restricted Shares has not occurred.

The foregoing description of the Separation Agreement Amendment does not purport to be complete and is qualified in its entirety by the terms and conditions of the Separation Agreement Amendment, a copy of which is attached hereto as Exhibit 10.1 and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description of Exhibit
99.1	Amendment to Separation Agreement dated December 11, 2021 by and between PureCycle Technologies, Inc. and Michael E. Dee
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PureCycle Technologies, Inc.

Date:	January 6, 2025	By:	/s/ Jaime Vasquez
Jaime Vasquez, Chief Financial Officer